EXHIBIT O

AMENDING AGREEMENT

THIS AMENDING AGREEMENT is made as of the 22nd day of May, 2012, by and between IVANHOE MINES LTD. (“Ivanhoe”), RIO TINTO INTERNATIONAL HOLDINGS LIMITED (“Rio Tinto”) and RIO TINTO SOUTH EAST ASIA LIMITED (the “Rio Tinto Funding Company”).

WHEREAS Ivanhoe, Rio Tinto and the Rio Tinto Funding Company are parties to a memorandum of agreement dated April 17, 2012 (the “MoA”);

AND WHEREAS the parties hereto desire to amend the MoA;

NOW THEREFORE, in consideration of the covenants and agreements herein contained and the payment by each party to each of the other parties of the sum of US$1 (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties hereby agree as follows:

1.	Capitalized terms used, but not otherwise defined, herein have the meaning given to them in the MoA.

2.	Subsection 4(b) of the MoA is deleted in its entirety and replaced by the following:

“(b)	the subscription price (the “NRO Subscription Price”) for each Ivanhoe Share to be issued under the New Rights Offering will be equal to a price which must be agreed by Ivanhoe and Rio Tinto prior to filing the Final Prospectus;”

3.	Subsection 7(a) of the MoA is deleted in its entirety and replaced by the following:

“(a)	prepare and file a preliminary short form prospectus and registration statement for the New Rights Offering (the “Preliminary Prospectus”) with the securities regulatory authorities in each province and territory of Canada and with the United States Securities and Exchange Commission on or before May 25, 2012 or such other date as may be agreed by Rio Tinto, the Rio Tinto Funding Company and Ivanhoe;”

4.	Paragraph (iv) of the definition of Material Adverse Change in Schedule A (Definitions) of the MoA is deleted in its entirety and replaced by the following:

“(iv)	any change in the market price or trading volume of Ivanhoe Shares;”

5.

Rio Tinto agrees, subject to the satisfaction (or waiver by Rio Tinto) on the fifth (5th) Business Day preceding the NRO Expiry Date of the conditions in favour of Rio Tinto set forth in paragraphs (a) to (k) of Section 12 of the MoA (other than paragraph (h)), to support the New Rights Offering by exercising, and causing any other member of the Rio Tinto Group who owns NRO Rights to exercise, the Basic Subscription Privilege in respect of any NRO Rights held Rio Tinto and any such member.

6.	The words “subject to the satisfaction of the following conditions in favour of Rio Tinto the NRO Closing Date” in Section 12 of the MoA are deleted and replaced by the words “subject to the satisfaction (or waiver by Rio Tinto) of the following conditions in favour of Rio Tinto at the time of completion of the Standby Commitment on the NRO Closing Date”.

7.	Subsection 12(h) of the MoA is deleted in its entirety and replaced by the following:

“(h)	the price of an Ivanhoe Share on the NYSE is not less than the NRO Subscription Price at any time on or after the fifth (5th) Business Day before the NRO Expiry Date;”

8.	The subscription price for any Ivanhoe Shares subscribed for by Rio Tinto or any of its Affiliates under the Additional Subscription Privilege will be payable on, and will not be required to be delivered prior to, the NRO Closing Date.

9.	Section 14 of the MoA is deleted in its entirety and replaced by the following:

“Ivanhoe covenants and agrees to (a) cause its transfer agent to deliver to Rio Tinto, as soon as is practicable following the NRO Expiry Date, details concerning the total number of Ivanhoe Shares subscribed for by holders of NRO Rights under the New Rights Offering, the number of Ivanhoe Shares which Rio Tinto or another member of the Rio Tinto Group have been allocated and must subscribe for under the Additional Subscription Privilege and the number of Standby Shares which Rio Tinto or another member of the Rio Tinto Group must subscribe for pursuant to the Standby Commitment and (b) provided the requisite subscription price has been paid, on the NRO Closing Date, issue the Standby Shares to Rio Tinto or such other member of the Rio Tinto Group as Rio Tinto may direct.”

10.	In accordance with Section 17 of the MoA, Rio Tinto hereby irrevocably waives its entitlement to elect to reinvest all or part of the Standby Commitment Fee in Additional Subscribed Shares.

11.	Section 50 of the MoA is deleted in its entirety and replaced by the following:

“Subject to adjustment in accordance with the terms of the Series D Warrant Certificate, each Series D Warrant will be exercisable to purchase one (1) Ivanhoe Share at any time and from time to time during the period commencing on the date of the filing of the Preliminary Prospectus and ending on the third (3rd) anniversary of such date at a price of (i) prior to the NRO Closing Date, ten United States dollars and eighty-four cents (US$10.84) and (ii) after the NRO Closing Date, the median (rounded to the nearest cent) of the NRO Exercise Price and eight United States dollars and eighty-nine cents (US$8.89).”

12.	The following definition is added to Schedule A (Definitions) of the MoA:

“NRO Exercise Price” means the price obtained by multiplying twelve United States dollars and seventy-nine cents (US$12.79) by a fraction:

(a)	the numerator of which is the aggregate of (i) the number of Ivanhoe Shares outstanding as of the NRO Record Date and (ii) a number determined by dividing the product of the NRO Subscription Price and the number of Ivanhoe Shares subscribed for or purchased under the New Rights Offering and, if applicable, the Standby Commitment by the volume weighted average trading price per Ivanhoe Share at which the Ivanhoe Shares have traded on the NYSE for the twenty (20) consecutive trading days before the NRO Record Date; and

(b)	the denominator of which is the number of Ivanhoe Shares outstanding immediately after the completion of the New Rights Offering and, if applicable, the Standby Commitment on the NRO Closing Date,

provided that in no event shall the NRO Exercise Price be less than eight United States dollars and eighty-nine cents (US$8.89).”

13.

If, at any time on or before the third (3rd) anniversary of the date of the filing of the Preliminary Prospectus, Ivanhoe issues Ivanhoe Shares in connection with a rights offering (other than the New Rights Offering) (a “Future Rights Offering”), Rio Tinto will also be entitled to receive at such time, for no additional consideration, a number of additional share purchase warrants (the “Anti-Dilution Series D Warrants”) that would result in Rio Tinto having the right to acquire, pursuant to the exercise of such Anti-Dilution Series D Warrants and all then outstanding Series D Warrants and any previously issued Anti-Dilution Series D Warrants beneficially owned by one or more members of the Rio Tinto Group, a number of Ivanhoe Shares that, upon issuance, would represent the same percentage of the outstanding Ivanhoe Shares that Rio Tinto and its Affiliates would have beneficially owned if all of the then outstanding Series D Warrants and any previously issued Anti-Dilution Series D Warrants beneficially owned by one or more members of the Rio Tinto Group had been fully exercised immediately before the record date of the Future Rights Offering. The Anti-Dilution Series D Warrants will have the same terms and attributes as the Series D Warrants except that the initial exercise price of the Anti-Dilution Series D Warrants will be equal to the greater of (i) the US dollar issue price per Ivanhoe Share under the Future Rights Offering and (ii) the US dollar equivalent (determined using the Bank of Canada noon rate and rounded to the nearest cent) of the market price (determined in accordance with the TSX Company Manual) per Ivanhoe Share on the NYSE-trading day immediately preceding the date of the final prospectus or circular for the applicable Future Rights Offering. The Anti-Dilution Series D Warrants shall be non-transferable except that all or part of the Anti-Dilution Series D Warrants may be assigned by Rio Tinto and its Affiliates to one or more members of the Rio Tinto Group. Ivanhoe covenants and agrees that it will obtain approval of the proposed issuance of the Anti-Dilution Series D Warrants and any Ivanhoe Shares to be issued pursuant to the exercise of the Anti-Dilution Series D Warrants, to the extent required, from each of the TSX, NYSE and NASDAQ, prior to filing a final prospectus or circular for the applicable Future Rights Offering.

14.	Schedule H (Form of Series D Warrant Certificate) of the MoA is deleted in its entirety and replaced with Schedule H attached hereto.

15.	Section 56 of the MoA is deleted in its entirety and replaced by the following:

“The Anti-Dilution Subscription Right applies only with respect to any dilution to the Rio Tinto Group’s ownership position in Ivanhoe as a result of the exercise of any Previously Exercised Stock Options or Existing Stock Options and will be exercisable from the Closing Date until the twentieth (20th) Business Day following Notice by Ivanhoe to Rio Tinto of the exercise or expiry of the last outstanding Existing Stock Option and this right will be subject to the terms, conditions and limitations as set out in the ADSR Certificate. The price per Ivanhoe Share under the Anti-Dilution Subscription Right will be the Canadian dollar volume weighted average price (rounded to the nearest cent) of an Ivanhoe Share on the TSX on the five (5) trading days immediately before the applicable date of exercise. The maximum number of Ivanhoe Shares will be nineteen million (19,000,000), subject to adjustment in accordance with the terms of the ADSR Certificate.”

16.	Section 58 of the MoA is deleted in its entirety.

17.	Schedule I (Form of Anti-Dilution Subscription Right Certificate) of the MoA is deleted in its entirety and replaced with Schedule I attached hereto.

18.	Section 86 of the MOA is deleted in its entirety and replaced by the following:

“This Agreement will be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein, save that (i) Schedules E and F attached hereto and (ii) in interpreting the provisions of such Schedules E and F (and for the purposes of such interpretation only but not otherwise), any other provisions of this Agreement expressly referred to in such Schedules E and F or which are otherwise necessary to construe the provisions of such Schedules E and F, including but not limited to Section 1 hereof and Schedule B attached hereto, shall in each case be governed by and construed in accordance with English law.”

19.	All other terms of the MoA will remain unamended and in full force and effect.

20.	This amending agreement will be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

21.	This amending agreement may be executed in counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument. Delivery of an executed signature page by any party by electronic or facsimile transmission will be as effective as delivery of a manually executed copy of this amending agreement by such party.

IN WITNESS WHEREOF the parties have executed this amending agreement as of the date first written above.

IVANHOE MINES LTD.

By:
Title:

RIO TINTO INTERNATIONAL HOLDINGS LIMITED

By:
Title:

RIO TINTO SOUTH EAST ASIA LIMITED

By:
Title:

FORM OF SERIES D WARRANT CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES BEFORE SEPTEMBER 23, 2012.

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) OR A PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

SERIES D WARRANTS TO PURCHASE COMMON SHARES

OF

IVANHOE MINES LTD.

(Continued under the laws of the Yukon Territory)

CERTIFICATE NUMBER D-1	55,000,000 SERIES D WARRANTS

THIS CERTIFIES THAT, for value received, RIO TINTO INTERNATIONAL HOLDINGS LIMITED (the “Holder”) is entitled, at any time and from time to time during the Exercise Period, to subscribe for and purchase, at the Exercise Price, one Common Share (as defined below) in the capital of IVANHOE MINES LTD. (the “Company”) in respect of each Series D Warrant evidenced by this Series D Warrant certificate, by delivering to the Company at its principal office located at Suite 654 – 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1, Attention: Corporate Secretary, this Series D Warrant certificate, together with a Subscription Form (as defined below), duly completed and executed, and a bank draft, certified cheque or wire transfer payable to the order of the Company, in lawful money of the United States an amount equal to the product of the Exercise Price multiplied by the number of Common Shares stipulated in the Subscription Form as being subscribed for pursuant to the exercise of the Series D Warrants evidenced by this Series D Warrant certificate.

These Series D Warrants and the Common Shares issuable upon the exercise of these Series D Warrants have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws. These Series D Warrants may not be exercised in the United States or by or on behalf of any U.S. Person (as defined in Regulation S under the U.S. Securities Act) or person in the United States, unless these Series D Warrants and the Common Shares issuable upon exercise hereof have been registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available.

1.	Definitions

1.1	In this Series D Warrant certificate, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions will have the following meanings namely:

(a)	“Applicable Law” has the meaning assigned to it in the MOA;

(b)	“Business Day” has the meaning assigned to it in the MOA;

(c)	“Common Shares” means the common shares without par value in the capital of the Company;

(d)	“Company” means Ivanhoe Mines Ltd., a corporation continued under the laws of the Yukon Territory, and its successors;

(e)	“Current Market Price” of the Common Shares at any date, means (i) the volume weighted average trading price per Common Share at which the Common Shares have traded on the Exchange, or, if the Common Shares in respect of which a determination of Current Market Price is being made are not listed on the Exchange but are listed or quoted for trading on another such stock exchange or securities market on such date, on such stock exchange or securities market on which such Common Shares are listed or quoted as may be selected for such purpose by the Company’s board of directors, for the twenty (20) consecutive trading days before such date, or (ii) if the Common Shares in respect of which a determination of Current Market Price is being made are not listed or quoted on any stock exchange or securities market but are traded on the over-the-counter market on such date, the volume weighted average trading price per Common Share at which the Common Shares have traded on the over-the-counter market for any twenty (20) consecutive trading days selected by the Company commencing not more than forty five (45) trading days and ending not fewer than five (5) trading days before such date; provided, however, if such Common Shares are not traded during such forty (40) trading day period for at least twenty (20) consecutive trading days, the simple average of the following prices established for each of twenty (20) consecutive trading days selected by the Company commencing not more than forty five (45) trading days before such date:

(i)	the average of the bid and ask prices for each day on which there was no trading, and

(ii)	the closing price of the Common Shares for each day on which there was trading,

or, (iii) if the Common Shares in respect of which a determination of Current Market Price is being made are not listed or quoted on any stock exchange or securities market or traded on the over-the-counter market on such date, the Current Market Price will be as determined by the Company’s board of directors or such firm of independent chartered accountants as may be selected by the Company’s board of directors, acting reasonably and in good faith in their sole discretion; and for these purposes, the weighted average price for any period will be determined by dividing the aggregate sale prices during such period by the total number of Common Shares sold during such period;

(f)	“Exchange” means the New York Stock Exchange;

(g)	“Exercise Period” means the period of time commencing on the Issue Date and ending on the third (3rd) anniversary thereof;

(h)	“Exercise Price” means, unless such price shall have been adjusted in accordance with the provisions of Part 10, in which case it shall mean the adjusted price in effect at such time, an amount per Common Share in lawful money of the United States equal to (i) prior to the NRO Closing Date, US$10.84 and (ii) after the NRO Closing Date, the median (rounded to the nearest cent) of the NRO Exercise Price and US$8.89;

(i)	“Expiry Time” means 5:00 o’clock in the afternoon, Vancouver time, on the last day of the Exercise Period;

(j)	“Holder” means Rio Tinto International Holdings Limited, a corporation incorporated under the laws of England and Wales and its successors and permitted assigns;

(k)	“Issue Date” means May 22, 2012;

(l)	“MOA” means the memorandum of agreement dated April 17, 2012, between the Company, Rio Tinto International Holdings Limited and Rio Tinto South East Asia Limited, as it may be amended from time to time;

(m)	“New Rights Offering” has the meaning assigned to it in the MOA;

(n)	“Notice” has the meaning assigned to it in the MOA;

(o)	“NRO Closing Date” has the meaning assigned to it in the MOA;

(p)	“NRO Exercise Price” means the price obtained by multiplying twelve United States dollars and seventy-nine cents (US$12.79) by a fraction:

(i)	the numerator of which is the aggregate of (A) the number of Ivanhoe Shares outstanding as of the NRO Record Date and (B) a number determined by dividing the product of the NRO Subscription Price and the number of Ivanhoe Shares subscribed for or purchased under the New Rights Offering and, if applicable, the Standby Commitment by the volume weighted average trading price per Ivanhoe Share at which the Ivanhoe Shares have traded on the Exchange for the twenty (20) consecutive trading days before the NRO Record Date; and

(ii)	the denominator of which is the number of Ivanhoe Shares outstanding immediately after the completion of the New Rights Offering and, if applicable, the Standby Commitment on the NRO Closing Date,

provided that in no event shall the NRO Exercise Price be less than US$8.89;

(q)	“NRO Record Date” has the meaning assigned to it in the MOA;

(r)	“NRO Subscription Price” has the meaning assigned to it in the MOA;

(s)	“person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(t)	“Rio Tinto Group” has the meaning assigned to it in the MOA;

(u)	“Series D Warrants” means the share purchase warrants of the Company evidenced by, and governed by the terms of, this Series D Warrant certificate;

(v)	“Standby Commitment” has the meaning assigned to it in the MOA;

(w)	“Subscription Form” means the form of subscription annexed hereto as Appendix “1”;

(x)	“Subsidiary” has the meaning assigned to it in the MOA;

(y)	“this Series D Warrant certificate”, “Series D Warrant”, “herein”, “hereby”, “hereof”, “hereto”, “hereunder” and similar expressions mean or refer to this Series D Warrant certificate and any deed or instrument supplemental or ancillary thereto and any appendices or schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof.

2.	Exercise Period

2.1 The Series D Warrants will be exercisable during the Exercise Period.

3.	Expiry Time

3.1 After the Expiry Time, all rights under any Series D Warrants evidenced hereby which remain unexercised at such Expiry Time will wholly cease and terminate and such Series D Warrants will be null and void and of no value or effect.

4.	Exercise Procedure

4.1 The Holder may exercise its rights hereunder from time to time to purchase Common Shares during the Exercise Period by delivering to the Company in accordance with Part 24 hereof this Series D warrant certificate, with the Subscription Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company. Immediately following any such exercise, the Holder shall deliver to the Company a bank draft or certified cheque payable, or wire transfer confirmation in writing evidencing payment, to the order of the Company, in lawful money of the United States, of an amount equal to the product of the Exercise Price multiplied by the number of Common Shares stipulated in the Subscription Form as being subscribed for pursuant to the exercise of the Series D Warrants evidenced by this Series D Warrant certificate.

5.	Entitlement to Certificate

5.1 Upon delivery and payment as provided in Part 4, the Company will cause to be issued to the Holder the Common Shares subscribed for up to the maximum number that the Holder is entitled to purchase pursuant to this Series D Warrant certificate and the Holder will become a shareholder of the Company in respect of such Common Shares with effect from the date of such delivery and payment and will be entitled to delivery of a certificate or certificates evidencing such Common Shares and the Company will cause such certificate or certificates to be delivered to the Holder in accordance with Part 24 hereof within three (3) Business Days of such delivery and payment.

6.	Partial Exercise

6.1 The Holder may subscribe for and purchase a number of Common Shares less than the number the Holder is entitled to purchase pursuant to this Series D Warrant certificate. In the event of any such partial subscription and purchase prior to the Expiry Time, the Holder will be entitled to receive, without charge, a new Series D Warrant certificate in respect of the balance of the Common Shares of which the Holder was entitled to purchase pursuant to this Series D Warrant certificate and which were then not purchased.

7.	No Fractional Shares

7.1 Notwithstanding any adjustments provided for in Part 10 hereof or otherwise, the Company will not be required upon the exercise of any Series D Warrants, to issue fractional Common Shares in satisfaction of its obligations hereunder. To the extent that the Holder would be entitled to purchase a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with other rights which, in the aggregate, entitle the Holder to purchase a whole number of Common Shares.

8.	Not a Shareholder

8.1 Nothing in this Series D Warrant certificate or in the holding of the Series D Warrants evidenced hereby will be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

9.	Covenants

9.1 The Company hereby covenants and agrees that:

(a)	so long as any Series D Warrants evidenced hereby remain outstanding, it will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the maximum right of purchase provided for herein;

(b)	all Common Shares which will be issued upon the exercise of any Series D Warrants hereunder will, upon payment therefor of the Exercise Price, be issued as fully paid and non-assessable Common Shares;

(c)	it will at its expense expeditiously use its best efforts to obtain the listing of such Common Shares (subject to issue and notice of issue) on each stock exchange, securities market or over-the-counter market on which the Common Shares may be listed from time to time; and

(d)	so long as any Series D Warrants evidenced hereby remain outstanding, it will not effect (i) a reclassification or redesignation of the Common Shares outstanding at any time or change of the Common Shares into other shares or into other securities, (ii) a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity, or (iii) a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity, without compliance with the adjustment provisions set out in Section 10 below.

10.	Adjustments

10.1 The Exercise Price in effect at any time is subject to adjustment from time to time in the events and in the manner provided in this Part 10.

10.2 If, and whenever at any time after the date hereof, the Company:

(a)	issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the Common Shares as a stock dividend; or

(b)	makes a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares; or

(c)	subdivides its outstanding Common Shares into a greater number of shares; or

(d)	consolidates its outstanding Common Shares into a lesser number of shares;

(any of such events being called a “Common Share Reorganization”), then the Exercise Price will be adjusted effective immediately after the effective date or record date, whichever is earlier, for the happening of a Common Share Reorganization at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which is the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which is the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

10.3 To the extent that any adjustment in the Exercise Price occurs pursuant to Section 10.2 as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price will be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such right. If the Holder has not exercised all of the Series D Warrants on or prior to the record date of any stock dividend or distribution or the effective date of any subdivision or consolidation, as the case may be, upon the exercise of such Series D Warrants thereafter, the Holder will be entitled to receive and will accept in lieu of the number of Common Shares then subscribed for and purchased by the Holder, at the Exercise Price determined in accordance with Section 10.2, the aggregate number of Common Shares that the Holder would have been entitled to receive as a result of such Common Share Reorganization, if, on such record date or effective date, as the case may be, the Holder had been the holder of record of the number of Common Shares so subscribed for and purchased.

10.4 If, and whenever at any time after the date hereof, the Company fixes a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Common Shares under which such holders are entitled to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares, where:

(a)	the right to subscribe for or purchase Common Shares, or the right to exchange securities for or convert securities into Common Shares, expires not more than forty five (45) days after the date of such issue (the period from the record date to the date of expiry being referred to as the “Rights Period”); and

(b)	the cost per Common Share during the Rights Period (inclusive of any cost or acquisition of securities exchangeable for or convertible into Common Shares in addition to any direct cost of Common Shares) (such cost being referred to as the “Per Share Cost”) is less than 95% of the Current Market Price of the Common Shares on the record date;

(any of such events being referred to as a “Rights Offering”), then the Holder may elect, in its sole discretion, by giving notice to the Company, for either (but not both) (i) an adjustment of the Exercise Price to a price determined in accordance with Section 10.5 or (ii) an adjustment of the number of Common Shares acquirable upon the subsequent exercise of the Series D Warrants by multiplying the number of Common Shares acquirable upon the exercise of the Series D Warrants immediately prior to such adjustment by a fraction which shall be the number of Common Shares outstanding immediately after completion of the Rights Offering (excluding, any Common Shares issued after the record date but prior to the completion of the Rights Offering that would not result in an adjustment to the number of Common Shares acquirable upon the exercise of the Series D Warrants) divided by the number of Common Shares outstanding immediately prior to the effective date or the record date, if any of the Rights Offering. In respect of the New Right Offering, the Holder elects an adjustment in respect of (ii) above. In respect of future Rights Offerings (excluding for greater certainty the New Rights Offering), the Holder elects an adjustment in respect of (i) above.

10.5 Subject to Section 10.4, in the event of a Rights Offering, the Exercise Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(a)	the numerator of which is the aggregate of:

(i)	the number of Common Shares outstanding as of the record date for the Rights Offering; and

(ii)	a number determined by dividing the product of the Per Share Cost and:

A.	where the event giving rise to the application of this Section 10.5 was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase additional Common Shares, the number of Common Shares so subscribed for or purchased during the Rights Period, or

B.	where the event giving rise to the application of this Section 10.5 was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Common Shares, the number of Common Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted, by the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(b)	the denominator of which is

(i)	in the case described in subsection 10.5(a)(ii)A, the number of Common Shares outstanding, or

(ii)	in the case described in subsection 10.5(a)(ii)B, the number of Common Shares that would be outstanding if all the Common Shares described in subsection 10.5(a)(ii)B had been issued,

as at the end of the Rights Period.

Any Common Shares owned by or held for the account of the Company or any Subsidiary of the Company will be deemed not to be outstanding for the purpose of any such computation.

10.6 If, by the terms of any rights, options or warrants referred to in this Part 10, there is more than one purchase, conversion or exchange price per Common Share, the Per Share Cost will be calculated for purposes of the adjustment with reference to the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be.

10.7 To the extent that any adjustment in the Exercise Price occurs pursuant to Section 10.5 as a result of the issue or distribution of rights, options or warrants referred to in Section 10.5, the Exercise Price will be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such right.

10.8 If the Holder has exercised any Series D Warrants in accordance herewith during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period therefor, the Holder will, in addition to the Common Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Common Shares equal to the result obtained when the difference, if any, between:

(a)	the Exercise Price in effect immediately prior to the end of such Rights Offering; and

(b)	the Exercise Price as adjusted hereunder for such Rights Offering;

is multiplied by the number of Common Shares received upon the exercise of such Series D Warrants during such period, and the resulting product is divided by the Exercise Price in respect of such Series D Warrants as adjusted hereunder for such Rights Offering, provided that the provisions of Section 7.1 will be applicable to any fractional interest in a Common Share to which the Holder might otherwise be entitled. Such additional Common Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to the Holder within ten (10) Business Days following the end of the Rights Period.

10.9 If, and whenever at any time after the date hereof, the Company fixes a record date for the issue or the distribution to the holders of all or substantially all of its Common Shares of:

(a)	shares of the Company of any class other than Common Shares,

(b)	rights, options or warrants to acquire:

(i)	Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants of the nature described in Section 10.4), or

(ii)	shares other than Common Shares or securities exchangeable for or convertible into shares other than Common Shares or property or other assets of the Company,

(c)	evidences of indebtedness, or

(d)	any property or other assets

and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being referred to as a “Special Distribution”), then the Holder may elect, in its sole discretion, by giving notice to the Company, for either (but not both) (i) an adjustment of the Exercise Price to a price determined in accordance with Section 10.10 or (ii) an adjustment of the number of Common Shares acquirable upon the subsequent exercise of the Series D Warrants by multiplying the number of Common Shares acquirable upon the exercise of the Series D Warrants immediately prior to such adjustment by a fraction which shall be the number of Common Shares outstanding immediately after completion of the Special Distribution divided by the number of Common Shares outstanding immediately prior to the effective date or the record date, if any of the Special Distribution.

10.10 Subject to Section 10.9, in the event of a Special Distribution, the Exercise Price will be adjusted effective immediately after the record date for the Special Distribution to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(a)	the numerator of which is:

(i)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

(ii)	the aggregate fair market value (as determined by the board of directors of the Company, acting reasonably and in good faith) to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(b)	the denominator of which is the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Company or any Subsidiary of the Company will be deemed not to be outstanding for the purpose of any such computation.

10.11 To the extent that any adjustment in the Exercise Price occurs pursuant to Section 10.10 as a result of the issue or distribution of rights, options or warrants referred to in Section 10.10, the Exercise Price will be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and will be further readjusted in such manner upon the expiry of any further such right.

10.12 If, and whenever at any time after the date hereof, there is a reclassification or redesignation of the Common Shares outstanding at any time or change of the Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being referred to as a “Capital Reorganization”), the Holder, upon exercising any Series D Warrants after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon exercise of such Series D Warrants.

10.13 If, and whenever at any time after the date hereof, there is a Common Share Reorganization that results in an adjustment pursuant to Section 10.2 or a readjustment pursuant to Section 10.3, in the Exercise Price, then the number of Common Shares acquirable upon the subsequent exercise of the Series D Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares acquirable upon the exercise of the Series D Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the number of Common Shares outstanding immediately after the completion of the Common Share Reorganization divided by the number of Common Shares outstanding immediately prior to the effective date or record date, if any, of the Common Share Reorganization.

11.	Rules Regarding Calculation of Adjustment of Exercise Price

11.1 The adjustments provided for in Part 10 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this Part 11.

11.2 No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price; provided, however, that any adjustments which, except for the provisions of this Section 11.2, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

11.3 No adjustment in the Exercise Price or in the number of Common Shares acquirable upon the exercise of the Series D Warrants will be made in respect of any event described in Part 10, other than the events referred to in subsections 10.2(c) and (d), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised its Series D Warrants prior to or on the effective date or record date of such event, or if the Company makes adequate provision for the Holder to participate in such event on the same terms or with the same effect, mutatis mutandis, upon the subsequent exercise of the Series D Warrants (the adequacy of such provisions to be determined by the Holder in its sole discretion, acting reasonably).

11.4 No adjustment in the Exercise Price will be made under Part 10 in respect of the issue from time to time of Common Shares as dividends paid in the ordinary course to holders of Common

Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend, and any such issue will be deemed not to be a Common Share Reorganization.

11.5 If at any time a dispute arises with respect to adjustments provided for in Part 10, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the board of directors of the Company, acting reasonably and in good faith, and any such determination will be binding upon the Company, the Holder and the shareholders of the Company.

11.6 If, and whenever at any time after the date hereof, the Company takes any action affecting the Common Shares, other than action described in Part 10, which in the opinion of the board of directors of the Company, acting reasonably and in good faith, would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the board of directors of the Company, acting reasonably and in good faith, but subject in all cases to any necessary Exchange approval or other regulatory approval. Failure by the board of directors of the Company to take action so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

11.7 If the Company sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

11.8 In the absence of a resolution of the board of directors of the Company fixing a record date for a Special Distribution or Rights Offering, the Company will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

11.9 As a condition precedent to the taking of any action which would require any adjustment to the Series D Warrants, including the Exercise Price, the Company must take any corporate action which may be necessary in order that the Company have unissued and reserved in its authorized capital, and may validly and legally issue as fully paid and non-assessable, all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

11.10 The Company will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Part 10, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including both the resulting Exercise Price and the resulting number of Common Shares acquirable upon the subsequent exercise of the Series D Warrants.

11.11 The Company covenants to and in favour of the Holder that so long as any Series D Warrants remain outstanding, it will give notice to the Holder of its intention to fix a record date for any

Common Share Reorganization (other than the subdivision or consolidation of the Common Shares), Rights Offering or Special Distribution which may give rise to an adjustment in the Exercise Price and the resulting number of Common Shares acquirable upon the subsequent exercise of the Series D Warrants, and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event; provided that the Company is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice must be given not less than fourteen (14) days in each case prior to such applicable record date or effective date.

12.	Consolidation and Amalgamation

12.1 The Company will not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor corporation will have executed such instruments and done such things as, in the opinion of counsel to the Holder, are necessary or advisable to establish that upon the consummation of such transaction:

(a)	the successor corporation will have assumed all the covenants and obligations of the Company under this Series D Warrant certificate; and

(b)	this Series D Warrant certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Series D Warrant certificate.

12.2 Whenever the conditions of Section 12.1 will have been duly observed and performed the successor corporation will possess, and from time to time may exercise, each and every right and power of the Company under this Series D Warrant certificate in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor corporation.

13.	Representation and Warranty

13.1 The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has the corporate and lawful power and authority to create and issue the Series D Warrants represented hereby and the Common Shares issuable upon the exercise hereof and to perform its obligations hereunder and that this Series D Warrant certificate represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms.

14.	If Share Transfer Books Closed

14.1 The Company will not be required to deliver certificates for Common Shares while the share transfer books of the Company are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and, in the event of the exercise of any Series D Warrants in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares pursuant thereto during any such period, delivery of certificates for

Common Shares may be postponed for a period not exceeding three (3) Business Days after the date of the re-opening of said share transfer books. Provided however that any such postponement of delivery of certificates will be without prejudice to the right of the Holder, if the Holder has exercised any Series D Warrants and made payment during such period, to receive such certificates for the Common Shares subscribed for after the share transfer books will have been re-opened.

15.	Protection of Shareholders, Officers and Directors

15.1 Subject as herein provided, all or any of the rights conferred upon the Holder may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement herein contained or in any of the Series D Warrants represented hereby will be taken against any shareholder, officer or director of the Company, either directly or through the Company, it being expressly agreed and declared that the obligations under the Series D Warrants evidenced hereby, are solely corporate obligations of the Company and that no personal liability whatever will attach to or be incurred by the shareholders, officers, or directors of the Company or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Series D Warrants evidenced hereby.

16.	Lost Certificate

16.1 If the Series D Warrant certificate evidencing the Series D Warrants represented hereby becomes stolen, lost, mutilated or destroyed, the Company may, upon delivery to it by the Holder of an appropriate indemnity, issue and countersign a new Series D Warrant certificate of like denomination, tenor and date as the certificate so stolen, lost mutilated or destroyed.

17.	Governing Law

17.1 This Series D Warrant certificate will be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein but the reference to such laws will not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of British Columbia.

18.	Severability

18.1 If any one or more of the provisions or parts thereof contained in this Series D Warrant certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein will be and will be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)	the invalidity, illegality or unenforceability of any provision or part thereof contained in this Series D Warrant certificate in any jurisdiction will not affect or impair such provision or part thereof or any other provisions of this Series D Warrant certificate in any other jurisdiction.

19.	Headings

19.1 The headings of the Parts of this Series D Warrant certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Series D Warrant certificate.

20.	Gender

20.1 Whenever used in this Series D Warrant, words importing the singular number only will include the plural, and vice versa, and words importing the masculine gender will include the feminine gender.

21.	Day not a Business Day

21.1 In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action will be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period will be included for purposes of the computation of any interest payable hereunder.

22.	Computation of Time Period

22.1 Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

23.	Binding Effect

23.1 This Series D Warrant certificate and all of its provisions will enure to the benefit of the Holder, and their respective heirs, executors, administrators, successors, legal representatives and assigns and will be binding upon the Company and its successors and permitted assigns. The expression the “Holder” as used herein will include the Holder’s assigns whether immediate or derivative.

24.	Notice

24.1 Any notice, document, communication or delivery required or permitted by this Series D Warrant certificate will be deemed to be duly given if it is made in accordance with the terms of the MOA governing the giving of Notice thereunder.

25.	Time of Essence

25.1 Time will be of the essence hereof.

26.	Limited Transferability of Series D Warrants

26.1 The Series D Warrants represented by this Series D Warrant certificate is non-transferable other than in whole or in part to any person who is a member of the Rio Tinto Group.

27.	Legends

27.1 Any certificate representing Common Shares issued upon the exercise of the Series D Warrants

(a)	prior to the date which is four months and one day after the date hereof will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE WILL NOT TRADE THE SECURITIES BEFORE SEPTEMBER 23, 2012.”

provided that at any time subsequent to the date which is four months and one day after the date hereof any certificate representing such Common Shares may be exchanged for a certificate bearing no such legends; and

(b)	at any time during the Exercise Period will bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) NOR THE SECURITIES ACT OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS THEY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE BUT CANNOT BE TRADED THROUGH THE FACILITIES OF THE EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.”

provided that, at any time and from time to time, the Holder may exchange a certificate bearing the foregoing restrictive legends for a certificate bearing no such legend upon having furnished evidence satisfactory to the Company, acting reasonably, which may include an opinion of counsel, that the removal of such restrictive legends would not be contrary to Applicable Law.

[the remainder of the page left intentionally blank]

IN WITNESS WHEREOF the Company has caused this Series D Warrant certificate to be signed by its duly authorized officer as of this 22nd day of May, 2012.

IVANHOE MINES LTD.

Per:
Authorized Signatory

APPENDIX “1”

SUBSCRIPTION FORM

TO:	IVANHOE MINES LTD. (the “Company”)

The undersigned holder of the attached Series D Warrant certificate hereby irrevocably subscribes for             common shares in the capital of the Company (“Common Shares”) pursuant to the attached Series D Warrant certificate at the Exercise Price per share specified in the said Series D Warrant certificate (as adjusted or readjusted, as applicable) and encloses herewith payment of the subscription price therefor in accordance with the terms of the Series D Warrant certificate.

The undersigned acknowledges and understands that the Common Shares issuable upon exercise of the Series D Warrant have not been registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and therefore, the Series D Warrant may not be exercised within the United States or on behalf of any U. S. person (as defined in Regulation S under the U.S. Securities Act), except upon registration or pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

The undersigned hereby represents for the benefit of the Company that it: (i) at the time of exercise of the Series D Warrants, is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the U.S. Securities Act and is not exercising any Series D Warrants on behalf of a “U.S. person”; and (iii) did not execute or deliver this subscription form in the United States.

If any Series D Warrants represented by the attached Series D Warrant certificate are not being exercised, a new Series D Warrant certificate will be issued and delivered with the Common Share certificates.

Please issue a certificate for the Common Shares being purchased as follows in the name of the undersigned:

NAME:
(please print)
ADDRESS:

Dated this day of ,

(Signature)

ANTI-DILUTION SUBSCRIPTION RIGHT CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES BEFORE SEPTEMBER 25, 2012.

THIS SUBSCRIPTION RIGHT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS SUBSCRIPTION RIGHT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS SUBSCRIPTION RIGHT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) OR A PERSON IN THE UNITED STATES UNLESS THIS SUBSCRIPTION RIGHT AND THE UNDERLYING SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

SUBSCRIPTION RIGHT CERTIFICATE

OF

IVANHOE MINES LTD.

(Continued under the laws of the Yukon Territory)

CERTIFICATE NUMBER R-2	RIGHT TO SUBSCRIBE FOR AND PURCHASE 19,000,000 COMMON SHARES

THIS CERTIFIES THAT, for value received, RIO TINTO INTERNATIONAL HOLDINGS LIMITED (the “Holder”) is entitled, at anytime and from time to time during the Exercise Period, subject to the restrictions provided herein, to subscribe for and purchase, at the Exercise Price, one Common Share (as defined below) in the capital of IVANHOE MINES LTD. (the “Company”), up to an aggregate of 19,000,000 Common Shares (subject to adjustment in accordance with the terms provided herein), by delivering to the Company at its principal office located at Suite 654 - 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1, Attention: Corporate Secretary, a Subscription Form (as defined below), duly completed and executed, and a bank draft, certified cheque or wire transfer payable to the order of the Company, in lawful money of Canada an amount equal to the product of the then prevailing Exercise Price multiplied by the number of Common Shares stipulated in the Subscription Form as being subscribed for pursuant to the exercise of the Subscription Right evidenced by this Subscription Right certificate. This Subscription Right and the Common Shares issuable upon the exercise of this Subscription Right have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws. This Subscription Right may not be exercised in the United States or by or on behalf of any U.S. Person (as defined in Regulation S under the U.S. Securities Act) or person in the United States, unless this Subscription Right and the Common Shares issuable upon exercise hereof have been registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available.

1.	Definitions

1.1	In this Subscription Right certificate, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions will have the following meanings namely:

(a)	“Applicable Law” has the meaning assigned to it in the MOA;

(b)	“Business Day” has the meaning assigned to it in the MOA;

(c)	“Common Shares” means the common shares without par value in the capital of the Company;

(d)	“Company” means Ivanhoe Mines Ltd., a corporation continued under the laws of the Yukon Territory, and its successors;

(e)	“Current Market Price” of the Common Shares at any date means (i) the volume weighted average trading price per Common Share at which the Common Shares have traded on the Exchange on the five trading days immediately prior to the applicable date of exercise, or, (ii) if the Common Shares in respect of which a determination of Current Market Price is being made are not listed on the Exchange but are listed or quoted for trading on another stock exchange or securities market on such date, the volume weighted average trading price per Common Share at which the Common Shares have traded on such stock exchange or securities market on which such Common Shares are listed or quoted as may be selected for such purpose by the Company’s board of directors on the five trading days immediately prior to the applicable date of exercise, or, (iii) if the Common Shares in respect of which a determination of Current Market Price is being made are not listed or quoted on any stock exchange or securities market but are traded on the over-the-counter market on such date, the volume weighted average trading price per Common Share at which the Common Shares have traded on the over-the-counter market for any twenty (20) consecutive trading days selected by the Company commencing not more than forty five (45) trading days and ending not fewer than five (5) trading days before such date; provided, however, if such Common Shares are not traded during such forty (40) trading day period for at least twenty (20) consecutive trading days, the simple average of the following prices established for each of twenty (20) consecutive trading days selected by the Company commencing not more than forty five (45) trading days before such date:

A.	the average of the bid and ask prices for each day on which there was no trading, and

B.	the closing price of the Common Shares for each day on which there was trading,

or, (iv) if the Common Shares in respect of which a determination of Current Market Price is being made are not listed or quoted on any stock exchange or securities market or traded on the over-the-counter market on such date, the Current Market Price will be as determined by the Company’s board of directors or such firm of independent chartered accountants as may be selected by the Company’s board of directors, acting reasonably and in good faith in their sole discretion; and for these purposes, the weighted average price for any period will be determined by dividing the aggregate sale prices during such period by the total number of Common Shares sold during such period;

(f)	“Diluted Rio Tinto Group Shareholding” has the meaning assigned to it in Section 5.11(a);

(g)	“Exchange” means the Toronto Stock Exchange;

(h)

“Exercise Period” means the period of time commencing on the Issue Date and ending on the twentieth (20th) Business Day following Notice by the Company to the Holder of the exercise or expiry of the last outstanding Existing Stock Option;

(i)	“Exercise Price” means an amount per Common Share in lawful money of Canada equal to the Current Market Price;

(j)	“Existing Stock Options” means the incentive stock options granted under the Company’s Employee’s and Director’s Equity Incentive Plan Amended and Restated on May 7, 2010 and outstanding on the Issue Date as specified on Appendix “2” hereto, as such options may be adjusted in accordance with the terms thereof;

(k)	“Expiry Time” means 5:00 o’clock in the afternoon, Vancouver time, on the last day of the Exercise Period;

(l)	“Holder” means Rio Tinto International Holdings Limited, a corporation incorporated under the laws of England and Wales and its successors and permitted assigns;

(m)	“Ivanhoe Convertible Securities” has the meaning assigned to it in the MOA.

(n)	“Issue Date” means May —, 2012;

(o)	“MOA” means the memorandum of agreement dated April 17, 2012, between the Company, Rio Tinto International Holdings Limited and Rio Tinto South East Asia Limited, as it may be amended from time to time;

(p)	“Notice” has the meaning assigned to it in the MOA;

(q)	“person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(r)	“Previously Exercised Stock Options” means the incentive stock options granted under the Company’s Employee’s and Director’s Equity Incentive Plan Amended and Restated on May 7, 2010 and exercised prior to the Issue Date;

(s)	“Rio Tinto Group” has the meaning assigned to it in the MOA;

(t)

“Rio Tinto Group High-Water Mark Shareholding”, on a particular Business Day, means the number of Common Shares equal to A multiplied by B minus C where A equals the number of Common Shares then issued and outstanding (excluding any Common Shares issued after the Issue Date (other than in respect of the exercise of any Existing Stock Options or Previously Exercised Stock Options or any event which gives rise to an Option Adjustment under Part 11 including, without limitation, a stock dividend or distribution of Common Shares or securities exchangeable for or convertible into Common Shares, a subdivision or consolidation of the Common Shares, a right offering or a special distribution)), B equals the greater of (i) 51% and (ii) the highest percentage of outstanding Common Shares owned by Rio Tinto and its Affiliates at any time during the period from the Issue Date to such Business Day and C equals the aggregate number of Common Shares, if any, sold or transferred by a member of the Rio Tinto Group to a person who is not a member of the Rio Tinto Group during the period from the Issue Date to such Business Day;

(u)	“Subscription Form” means the form of subscription annexed hereto as Appendix “1”;

(v)	“Subscription Right” means the subscription right of the Company evidenced by, and governed by the terms of, this Subscription Right certificate; and

(w)	“this Subscription Right certificate”, “Subscription Right”, “herein”, “hereby”, “hereof”, “hereto”, “hereunder” and similar expressions mean or refer to this Subscription Right certificate and any deed or instrument supplemental or ancillary thereto and any appendices or schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof.

2.	Exercise Period

2.1	The Subscription Right will be exercisable during the Exercise Period.

3.	Expiry Time

3.1	After the Expiry Time, all rights under the Subscription Right evidenced by this Subscription Right certificate will wholly cease and terminate and the Subscription Right will be null and void and of no value or effect.

4.	Exercise Procedure

4.1	The Holder may exercise its Subscription Right hereunder from time to time to purchase Common Shares during the Exercise Period by delivering to the Company in accordance with Part 23 hereof a Subscription Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company. Immediately following any such exercise, the Holder shall deliver to the Company a bank draft or certified cheque payable, or wire transfer confirmation in writing evidencing payment, to the order of the Company, in lawful money of Canada, of an amount equal to the product of the Exercise Price as at the applicable date of exercise of the Subscription Right multiplied by the number of Common Shares stipulated in the Subscription Form as being subscribed for pursuant to the exercise of the Subscription Right evidenced by this Subscription Right certificate.

5.	Limitation on Subscription Right

5.1	No member of the Rio Tinto Group will be permitted to subscribe for Common Shares under the Subscription Right unless, immediately before such subscription:

(a)	the number of Common Shares then beneficially owned by the Rio Tinto Group (excluding any Common Shares issued to a member of the Rio Tinto Group after the Issue Date (other than in respect of any event which gives rise to an Option Adjustment under Part 11 including, without limitation, a stock dividend or distribution of Common Shares or securities exchangeable for or convertible into Common Shares, a subdivision or consolidation of the Common Shares, a right offering or a special distribution)) (the “Diluted Rio Tinto Group Shareholding”) is less than the Rio Tinto Group High-Water Mark Shareholding; and

(b)	the sum of the number of Common Shares subscribed for under the Subscription Right and the Diluted Rio Tinto Group Shareholding does not exceed the Rio Tinto Group High-Water Mark Shareholding.

For purposes of calculating (i) the total number of Common Shares that the Rio Tinto Group would beneficially own or exercise control or direction over at a particular time and (ii) the total number of issued and outstanding Common Shares at a particular time, and notwithstanding anything to the contrary, any Common Shares issuable upon the exercise of any Ivanhoe Convertible Securities will not be deemed to have been issued.

6.	Entitlement to Certificate

6.1	Subject to Part 5, upon delivery and payment as provided in Part 4, the Company will cause to be issued to the Holder the Common Shares subscribed for up to the maximum number that the Holder is entitled to purchase pursuant to this Subscription Right certificate and the Holder will become a shareholder of the Company in respect of such Common Shares with effect from the date of such delivery and payment and will be entitled to delivery of a certificate or certificates evidencing such Common Shares and the Company will cause such certificate or certificates to be delivered to the Holder in accordance with Part 26 hereof within three (3) Business Days of such delivery and payment.

7.	Partial Exercise

7.1	The Holder may subscribe for and purchase a number of Common Shares less than the number the Holder is entitled to purchase pursuant to this Subscription Right certificate. In the event of any such partial subscription and purchase prior to the Expiry Time, the Holder will be entitled to receive, without charge, a new Subscription Right certificate in respect of the balance of the Common Shares of which the Holder was entitled to purchase pursuant to this Subscription Right certificate and which were then not purchased.

8.	No Fractional Shares

8.1	The Company will not be required upon the exercise of this Subscription Right, to issue fractional Common Shares in satisfaction of its obligations hereunder. To the extent that the Holder would be entitled to purchase a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with other rights which, in the aggregate, entitle the Holder to purchase a whole number of Common Shares.

9.	Not a Shareholder

9.1	Nothing in this Subscription Right certificate or in the holding of the Subscription Right evidenced hereby will be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

10.	Covenants

10.1	The Company hereby covenants and agrees that:

(a)	so long as the Subscription Right evidenced hereby remain outstanding, it will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the maximum right of purchase provided for herein;

(b)	all Common Shares which will be issued upon the exercise of the Subscription Right hereunder will, upon payment therefor of the Exercise Price, be issued as fully paid and non-assessable Common Shares;

(c)	it will at its expense expeditiously use its best efforts to obtain the listing of such Common Shares (subject to issue and notice of issue) on each stock exchange, securities market or over-the-counter market on which the Common Shares may be listed from time to time; and

(d)	so long as the Subscription Right evidenced hereby remains outstanding, it will not effect (i) a reclassification or redesignation of the Common Shares outstanding at any time or change of the Common Shares into other shares or into other securities, (ii) a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity, or (iii) a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity.

11.	Adjustments

11.1	If, and whenever at any time after the date hereof, the Company shall adjust the number of Common Shares that may be acquired upon exercise of the Existing Stock Options (such event being called an “Option Adjustment”), then the maximum number of Common Shares acquirable upon the subsequent exercise of the Subscription Right shall be simultaneously adjusted by multiplying the maximum number of Common Shares acquirable upon the exercise of the Subscription Right immediately prior to Option Adjustment by a fraction which shall be the number of Common Shares issuable upon exercise of the Existing Stock Options immediately after the Option Adjustment divided by the number of Common Shares issuable upon exercise of the Existing Stock Options immediately prior to the Option Adjustment.

12.	Rules Regarding Calculation of Adjustment

12.1	The adjustments provided for in Part 11 are cumulative and will be made successively whenever an event referred to therein occurs, subject to the following provisions of this Part 12.

12.2	No adjustment in the number of Common Shares acquirable upon the exercise of the Subscription Right will be made in respect of any event described in Part 11 if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised its Subscription Right prior to or on the effective date or record date of such event, or if the Company makes adequate provision for the Holder to participate in such event on the same terms or with the same effect, mutatis mutandis, upon the subsequent exercise of the Subscription Right (the adequacy of such provisions to be determined by the Holder in its sole discretion, acting reasonably).

12.3	If at any time a dispute arises with respect to adjustments provided for in Part 11, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the board of directors of the Company, acting reasonably and in good faith, and any such determination will be binding upon the Company, the Holder and the shareholders of the Company.

12.4	As a condition precedent to the taking of any action which would require any adjustment to the Subscription Right, including the number of Common Shares acquirable upon the exercise of the Subscription Right, the Company must take any corporate action which may be necessary in order that the Company have unissued and reserved in its authorized capital, and may validly and legally issue as fully paid and non-assessable, all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

12.5	The Company will from time to time, immediately after the occurrence of any event which requires an adjustment as provided in Part 11, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the number of Common Shares acquirable upon the exercise of the Subscription Right.

13.	Consolidation and Amalgamation

13.1	The Company will not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor corporation will have executed such instruments and done such things as, in the opinion of counsel to the Holder, are necessary or advisable to establish that upon the consummation of such transaction:

(a)	the successor corporation will have assumed all the covenants and obligations of the Company under this Subscription Right certificate; and

(b)	this Subscription Right certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Subscription Right certificate.

13.2	Whenever the conditions of Section 10.1(a) will have been duly observed and performed the successor corporation will possess, and from time to time may exercise, each and every right and power of the Company under this Subscription Right certificate in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor corporation.

14.	Representation and Warranty

14.1	The Company hereby represents and warrants with and to the Holder that (i) the Company is duly authorized and has the corporate and lawful power and authority to create and issue the Subscription Right represented hereby and the Common Shares issuable upon the exercise hereof and to perform its obligations hereunder and that this Subscription Right certificate represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms and (ii) except as set out in Appendix “2” attached hereto or as provided for in the MOA, there are no Ivanhoe Convertible Securities outstanding on the Issue Date.

15.	If Share Transfer Books Closed

15.1	The Company will not be required to deliver certificates for Common Shares while the share transfer books of the Company are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and, in the event of the exercise of any Subscription Right in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares pursuant thereto during any such period, delivery of certificates for Common Shares maybe postponed for a period not exceeding three (3) Business Days after the date of the re-opening of said share transfer books. Provided however that any such postponement of delivery of certificates will be without prejudice to the right of the Holder, if the Holder has exercised its Subscription Right and made payment during such period, to receive such certificates for the Common Shares subscribed for after the share transfer books will have been re-opened.

16.	Protection of Shareholders, Officers and Directors

16.1	Subject as herein provided, all or any of the rights conferred upon the Holder may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement herein contained or in the Subscription Right represented hereby will be taken against any shareholder, officer or director of the Company, either directly or through the Company, it being expressly agreed and declared that the obligations under the Subscription Right evidenced hereby, are solely corporate obligations of the Company and that no personal liability whatever will attach to or be incurred by the shareholders, officers, or directors of the Company or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Subscription Right evidenced hereby.

17.	Lost Certificate

17.1	If the Subscription Right certificate evidencing the Subscription Right represented hereby becomes stolen, lost, mutilated or destroyed, the Company may, upon delivery to it by the Holder of an appropriate indemnity, issue and countersign a new Subscription Right certificate of like denomination, tenor and date as the certificate so stolen, lost mutilated or destroyed.

18.	Governing Law

18.1	This Subscription Right certificate will be governed by, and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein but the reference to such laws will not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of British Columbia.

19.	Severability

19.1	If any one or more of the provisions or parts thereof contained in this Subscription Right certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein will be and will be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)	the invalidity, illegality or unenforceability of any provision or part thereof contained in this Subscription Right certificate in any jurisdiction will not affect or impair such provision or part thereof or any other provisions of this Subscription Right certificate in any other jurisdiction.

20.	Headings

20.1	The headings of the Parts of this Subscription Right certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Subscription Right certificate.

21.	Gender

21.1	Whenever used in this Subscription Right certificate, words importing the singular number only will include the plural, and vice versa, and words importing the masculine gender will include the feminine gender.

22.	Day not a Business Day

22.1	In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action will be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period will be included for purposes of the computation of any interest payable hereunder.

23.	Computation of Time Period

23.1	Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

24.	Binding Effect

24.1	This Subscription Right certificate and all of its provisions will enure to the benefit of the Holder, and their respective heirs, executors, administrators, successors, legal representatives and assigns and will be binding upon the Company and its successors and permitted assigns. The expression the “Holder” as used herein will include the Holder’s assigns whether immediate or derivative.

25.	Notice

25.1	Any notice, document, communication or delivery required or permitted by this Subscription Right certificate will be deemed to be duly given if it is made in accordance with the terms of the MOA governing the giving of Notice thereunder.

26.	Time of Essence

26.1	Time will be of the essence hereof.

27.	Limited Transferability of Subscription Rights

27.1	The Subscription Right represented by this Subscription Right certificate is non-transferable other than in whole or in part to any person who is a member of the Rio Tinto Group.

28.	Legends

28.1	Any certificate representing Common Shares issued upon the exercise of the Subscription Right:

(a)	prior to the date which is four months and one day after the date hereof will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE WILL NOT TRADE THE SECURITIES BEFORE SEPTEMBER 25, 2012.”

provided that at any time subsequent to the date which is four months and one day after the date hereof any certificate representing such Common Shares may be exchanged for a certificate bearing no such legends; and

(b)	at any time during the Exercise Period will bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) NOR THE SECURITIES ACT OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED

FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS THEY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE BUT CANNOT BE TRADED THROUGH THE FACILITIES OF THE EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.”

provided that, at any time and from time to time, the Holder may exchange a certificate bearing the foregoing restrictive legends for a certificate bearing no such legend upon having furnished evidence satisfactory to the Company, acting reasonably, which may include an opinion of counsel, that the removal of such restrictive legends would not be contrary to Applicable Law.

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IN WITNESS WHEREOF the Company has caused this Subscription Right certificate to be signed by its duly authorized officer as of this 24th day of May, 2012.

IVANHOE MINES LTD.

Per:
Authorized Signatory

APPENDIX “1”

SUBSCRIPTION FORM

TO: IVANHOE MINES LTD. (the “Company”)

The undersigned holder of the Subscription Right Certificate R-2 issued May —, 2012 hereby irrevocably subscribes for              common shares in the capital of the Company (“Common Shares”) pursuant to the said Subscription Right Certificate at the Exercise Price of CDN$              per share specified in the said Subscription Right Certificate and encloses herewith payment of the subscription price therefor in accordance with the terms of the said Subscription Right Certificate.

The undersigned acknowledges and understands that the Common Shares issuable upon exercise of the said Subscription Right Certificate have not been registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and therefore, the said Subscription Right Certificate may not be exercised within the United States or on behalf of any U. S. person (as defined in Regulation S under the U.S. Securities Act), except upon registration or pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

The undersigned hereby represents for the benefit of the Company that it (i) at the time of exercise of the said Subscription Right Certificate, is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the U.S. Securities Act and is not exercising the said Subscription Right Certificate on behalf of a “U.S. person”; and (iii) did not execute or deliver this subscription form in the United States.

If less than 19,000,000 Common Shares are being subscribed for pursuant to the attached Subscription Right Certificate, a new Subscription Right Certificate will be issued and delivered with the Common Share Certificates.

Please issue a certificate for the Common Shares being purchased as follows in the name of the undersigned:

NAME:
(please print)

ADDRESS:

DATED this      day of             ,         .

[insert name of member of Rio Tinto Group]

Name:
Title:

APPENDIX “2”

EXISTING STOCK OPTIONS

Date of Grant	Common Shares Issuable	Exercise Price

March 30, 2004	1,149,267	$7.78
March 27, 2006	2,100,179	$9.73
May 11, 2007	28,731	$13.35
July 20, 2007	17,239	$16.79
August 10, 2007	155,166	$14.46
November 14, 2007	173,319	$13.71
January 14, 2008	6492	$10.75
March 11, 2008	72,516	$12.62
May 9, 2008	57,462	$9.64
September 22, 2008	1,307,357	$8.35
November 13, 2008	1,182,403	$2.82
February 3, 2009	402,803	$3.47
February 11, 2009	28,732	$4.17
May 8, 2009	3,195,986	$8.20
June 30, 2009	114,927	$6.32
July 23, 2009	596,180	$8.77
October 9, 2009	2,456,173	$13.76
February 11, 2010	430,975	$14.41
March 1, 2010	287,316	$16.59
May 7, 2010	499,704	$15.25
August 18, 2010	14,365	$17.70
September 15, 2010	114,926	$19.18
November 18, 2010	28,731	$26.04
January 29, 2011	2,341,500	$27.83
May 10, 2011	300,000	$23.86
November 16, 2011	4,240,000	$21.44

TOTAL:	21,302,449